Exhibit 10.10

RESTRICTED UNITS AGREEMENT

This Restricted Units Agreement (this “Agreement”) is effective as of September 28, 2018 (the “Grant Date”) by and between Authentic Brands LLC, a Delaware limited liability company (the “Company”), and Tom Davin (“Recipient”).  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in Article 4 below.

RECITALS

WHEREAS, in accordance with the terms and conditions of the Authentic Brands LLC 2018 Equity Incentive Plan (the “Plan”), the Company desires to award Recipient Two Thousand Five Hundred (2,500) Incentive Units in the Company (the “Restricted Units”), subject to Recipient entering into this Agreement; and

WHEREAS, Recipient desires to accept the Restricted Units, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE OF UNITS; TERMS

Section 1.1Issuance of Units.

(a)Upon execution of this Agreement, the Company will issue the Restricted Units to Recipient and admit Recipient as a Member of the Company. As a condition to such issuance, Recipient shall execute and deliver the Joinder to LLC Agreement, attached hereto as Exhibit A, becoming a party to the LLC Agreement, pursuant to which Recipient shall agree that Recipient and Recipient’s Restricted Units and Recipient’s Investor Units (defined below), if any, shall be subject to the terms and conditions of the LLC Agreement, as modified by this Agreement. Recipient acknowledges that the Restricted Units are subject to the terms and conditions of the LLC Agreement, including that (i) Recipient has waived any claim or cause of action against the Board, employees, agents and representatives for any breach of fiduciary duty to the Company or its Members, including as may result from a conflict of interest, (ii) except as determined by the Board in its sole discretion, Recipient has no right to obtain access to, or copies of, the books and records of the Company and or its Subsidiaries and waives any right to inspect any books and records of the Company and its Subsidiaries to the fullest extent permitted by applicable law, and (iii) that the Restricted Units are subject to repurchase pursuant to the terms of the LLC Agreement, in addition to the terms of this Agreement. For the avoidance of doubt, Recipient and the Company hereby agree that Recipient shall be determined to be a Service Member for purposes of the LLC Agreement and subject to all of the terms and conditions of being a Service Member in the LLC Agreement.

(b)The Participation Threshold for the Restricted Units shall initially be set at $72,500,000 (“Initial Participation Threshold Amount”), which is an amount equal to or above the fair market value of the Company as of the Grant Date, and shall be increased by any Capital Contributions made after the Grant Date; provided that, in the event that, after the Grant Date, additional capital is contributed to the Company, in the Board’s sole discretion, the Participation Threshold may be increased to reflect the terms upon which such additional capital was raised by the Company (including any rights to a preferred return, any senior rights or any other terms and provisions of such additional capital).

Section 1.2Restricted Units’ Percentage Ownership in the Company.  Following the Grant Date, the Restricted Units’ ownership percentage of the Company’s common equity determined on a fully-diluted basis shall be subject to dilution by subsequent issuances, exercises or conversions of the Company’s securities in accordance with the terms of the LLC Agreement.

Section 1.3Election. Within thirty (30) days after the Grant Date, Recipient shall make an effective election (the “Election”) with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, substantially in the form attached hereto as Exhibit B. Recipient shall promptly provide the Company with a copy of the Election.

Section 1.4Vesting.

(a)The Restricted Units shall vest according to the following schedule, provided that Recipient remains on the Board of the Company as of each vesting date below: (A) 25% of the Restricted Units shall become vested on February 13, 2019 (such date, the “First Vesting Date”), and (B) the remaining 75% of the Restricted Units shall become vested ratably on a quarterly basis (at the end of each quarter) during the three-year period beginning on the First Vesting Date such that all of the Restricted Units shall become vested on February 13, 2022.

(b)Upon the occurrence of a Change in Control, if Recipient has been continuously on the Board of the Company from the Grant Date through and including the date of such Change in Control, then all Restricted Units which have not yet become vested shall become vested (such Restricted Units that become vested in connection with a Change in Control are referred to herein as the “Accelerated Units”).

(c)Restricted Units that have become vested as set forth in Section 1.4(a) or Section 1.4(b) are referred to herein as “Vested Restricted Units”. Restricted Units that have not become vested as set forth in Section 1.4(a) or Section 1.4(b) are referred to herein as “Unvested Restricted Units”. All Restricted Units and all Investor Units are referred to herein as the “Covered Units”.

Section 1.5Forfeiture and/or Repurchase of Covered Units.  All Covered Units held by Recipient or any Affiliate of Recipient, including, without limitation any transferee of such Covered Units approved in accordance with the terms of the LLC Agreement, shall be subject to forfeiture and/or repurchase by the Company upon the following terms and conditions:

(a)Unvested Restricted Units. In the event that Recipient ceases to be a member of the Board of the Company for any reason, then Recipient shall immediately forfeit, without any further action by the Company, Recipient or any other Person, any Unvested Restricted Units for no consideration.

(b)Vested Restricted Units and Investor Units.

(i)In the event of termination of Recipient’s engagement with the Company for any reason other than by the Company for Cause, the Company shall have the right, but not the obligation, pursuant to the procedures described in Section 1.6 below, to purchase all or any portion of Recipient’s Covered Units that are Vested Restricted Units and/or Investor Units at such Units’ Fair Market Value as of the last day of the calendar quarter immediately preceding the date of such termination of service.

(ii)In the event of termination of Recipient’s engagement with the Company by the Company for Cause, then (1) Recipient shall forfeit automatically all Vested Restricted Units effective as of the date of such termination of service, and (2) the Company shall have the right, but not the obligation, in accordance with Section 1.6 below, to repurchase all or any portion of the Investor Units at the lower of (x) Cost or (y) Fair Market Value as of the last day of the calendar quarter immediately preceding the date of such termination of service.

(c)Recipient’s Breach of Restrictive Covenants. Notwithstanding anything in this Agreement to the contrary, in the event the Board determines in good faith that that Recipient has breached any provision of the Restrictive Covenants, whether during Recipient’s service or at any time thereafter, then:

(i)Recipient shall forfeit, without any further action by the Company, Recipient or any other Person, any Unvested Restricted Units for no consideration;

(ii)the Company shall have the right, but not the obligation, in accordance with Section 1.6 below, to repurchase all or any portion of the Vested Restricted Units at their Fair Market Value as of the date the Company discovers such breach by Recipient; and

(iii)the Company shall have the right, but not the obligation, in accordance with Section 1.6 below, to repurchase all or any portion of the Investor Units at the lower of such Investor Units’ (x) Cost or (y) Fair Market Value as of the last day of the calendar quarter immediately preceding the date the Company discovers such breach by Recipient.

(d)Board Determined Cause Event. Notwithstanding anything in this Agreement to the contrary, in the event that, after the expiration of the Restrictive Covenants, there is a Board Determined Cause Event or Recipient directly or indirectly, engages in, participates in, represents in any way or is connected with, as officer, director, partner, owner, employee, agent, sales representative, distributor, independent contractor, consultant, advisor, proprietor, stockholder (except for the ownership of a less than 1% stock interest in a publicly traded company) or otherwise, competition with the Business in the United States, then the Company shall have the right, but not the obligation, in accordance with Section 1.6 below, to repurchase any Covered Units at their Fair Market Value as of the last day of the calendar quarter immediately preceding the date the Company discovers the event giving rise to such Board Determined Cause Event or such competition by Recipient.

(e)Each of the foregoing rights and options of the Company to repurchase any Covered Units (as set forth in this Section 1.5) shall be referred to herein as a “Repurchase Option” and any such Covered Units so repurchased, shall be referred to herein as “Repurchased Units”.

Section 1.6Company Repurchase Option.

(a)Repurchase Notice. The Company may elect to purchase all or any portion of the Covered Units subject to repurchase pursuant to Section 1.5 above by sending written notice (a “Repurchase Notice”) to Recipient (or the holder of such Units) within one hundred eighty (180) days of (i) if Section 1.5(b) applies, the date of the termination of Recipient’s service on the Board, (ii) if Section 1.5(c) applies, the discovery by the Company of Recipients’ breach of any Restrictive Covenants, or (iii) if Section 1.5(d) applies, the discovery by the Company of Recipient’s competition with the Company or of the event giving rise to the Board Determined Cause Event. Such a Repurchase Notice shall specify the closing date for the repurchase by the Company of the Covered Units being repurchased by the Company, which date shall be not less than thirty (30) days nor more than ninety (90) days after the determination of Fair Market Value of such Covered Units (to the extent Cost is not the applicable purchase price). In the event the Company repurchases any Covered Units in accordance with this Agreement, Recipient (or other holder of such Covered Units) shall not have the right to receive any distributions from the Company or allocations of Company income or loss for any period after the effective date of termination of service on the Board (if Section 1.5(b) applies) or the date on which the Company discovers a breach of covenants, competition with the Company or event giving rise to the Board Determined Cause Event, as applicable, if Section 1.5(c) or Section 1.5(d) applies.

(b)Payment. The purchase price for the Repurchased Units shall be paid by the Company to Recipient (or other holder of such Repurchased Units), at the Board’s election, (i) in cash at closing, or (ii) by delivery of an unsecured promissory note  (the “Subordinated Note”) subordinated and junior in right of payment to all other indebtedness of the Company, with customary terms and conditions, payable in four (4) equal annual installments, with the first installment due on the first anniversary of the closing and the subsequent annual installments due on the successive anniversary dates of the closing, or (iii) in any combination thereof. Interest on any unpaid principal balance of the Subordinated Note shall accrue from the date of the closing at an annual interest rate equal to the “applicable federal rate” provided in Section 1274(d) of the Code at the time of the execution of the Subordinated Note and shall be payable, together with equal installments of principal, on an annual basis, in arrears. The Subordinated Note shall mature and any remaining outstanding amounts of principal and interest due thereunder shall be payable in full on the earlier of a Change in Control and the fourth anniversary of the closing. All or part of the Subordinated Note may be prepaid at any time without penalty or premium. As a condition to the issuance of the Subordinated Note the payee thereunder shall agree to promptly execute, verify, deliver and file any (A) subordination, inter-creditor or similar agreement requested by any holder of other indebtedness of the Company and/or any of its Subsidiaries, and (B) any other agreement, document or instrument thereafter requested by any holder of other indebtedness of the Company or any of its Subsidiaries from time to time in connection with such subordination. In the event that Recipient breaches any of the Restrictive Covenants while any payments under the Subordinated Note remain outstanding, Recipient (and/or any other holder of the Subordinated Note) shall forfeit the right to receive any such remaining payments.

(c)Closing Deliveries. Upon repurchase of any Covered Units, each holder of Repurchased Units shall deliver to the Company, (i) if such Repurchased Units are certificated, certificates representing such Repurchased Units, duly endorsed in blank, free and clear of all claims, liens or encumbrances from any third party, and (ii) such other agreements, instruments and other documents reasonably requested by the Company. The Company shall be entitled to receive customary representations and warranties from Recipient regarding the Repurchased Units (including representations and warranties regarding good title to all such Repurchased Units to and the absence of liens thereon) and to require that all sellers’ signatures be guaranteed.

(d)Assignability. The right to purchase the Repurchased Units pursuant to this Section 1.6 provided to the Company shall be freely assignable to any Person in the Board’s sole and absolute discretion. To the extent such right is assigned, such Person shall have the same rights, and to the fullest extent of such rights that the Company had under this Section 1.6. If the Company assigns the right to purchase Repurchased Units pursuant to this Section 1.6, any subsequent right to purchase Repurchased Units pursuant to this Section 1.6, may be retained by the Company, assigned to another Person or assigned to the same Person.

Section 1.7Public Offering. The right to purchase the Repurchased Units pursuant to this Section 1.6 shall terminate upon consummation of any sale of equity securities of the Company pursuant to a firm commitment underwritten offering (or series of related offerings) by the Company (or any successor entity) to the public pursuant to an effective registration statement under the Securities Act, which is underwritten by a nationally recognized investment bank.

Section 1.8General Provisions.

(a)Profits Interest. It is the intention and understanding of the Company and Recipient that the Restricted Units shall constitute “profits interests” in the Company within the meaning of IRS Revenue Procedure 93-27, 1993-2 C.B. 343, and IRS Revenue Procedure 2001-43, 2001-2 C.B. 191.

(b)Transfers in Violation of Agreement. Recipient shall not Transfer any Covered Units, or any interest therein, except pursuant to (a) the provisions hereof, and (b) the provisions of the LLC Agreement restricting Transfers, which provisions are incorporated herein by reference. Any Transfer or attempted Transfer of any Covered Units in violation of any provision of this Agreement or the LLC Agreement shall be void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such Covered Units as the owner of such equity for any purpose.

(c)Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect the effects of any unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.

(d)Deemed Transfer of Units. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Covered Units to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such Repurchased Units are to be repurchased shall no longer have any rights as a holder of such Repurchased Units (other than the right to receive payment of such consideration in accordance with this Agreement), and such Repurchased Units shall be deemed purchased in accordance with the applicable provisions hereof and the Company shall be deemed the owner and holder of such Repurchased Units, whether or not the certificates therefor (if any) have been delivered.

Section 1.9Required Pledge of Units.  If any lender providing financing to the Company and/or any of its Subsidiaries requires the Covered Units held by Recipient (or any of Recipient’s Affiliates) to be pledged as collateral in connection with such financing in favor of such lender, then Recipient (and Recipient’s affiliates) shall do all things necessary to pledge such Covered Units in accordance with the terms and conditions of such financing and such lender may exercise all of its rights and remedies under such financing with respect to such Covered Units. To the extent that Recipient (or any of Recipient’s affiliates) does not take any actions when requested by the Board pursuant to this Section 1.9, Recipient (and each of such affiliates) hereby constitutes and appoints the Board as Recipient’s (and such affiliate’s) true and lawful Attorney-in-Fact and authorizes the Attorney-in-Fact to execute on behalf of Recipient (and such affiliate) any and all documents and instruments which the Attorney-in- Fact deems necessary and appropriate in connection with such pledge of Covered Units. The foregoing power of attorney is irrevocable and is coupled with an interest.

Section 1.10Repurchase through Offset or Redemption. In the event the Company exercises its repurchase right with respect to any Covered Units in accordance with the terms of this Agreement, the Company may set off all or a portion of the purchase price for the Repurchased Units against amounts payable under any outstanding note issued by Recipient to the Company, such set-off right to be applied first against accrued but unpaid interest and then against outstanding principal, and that any remaining portion of any outstanding note issued by Recipient to the Company that remains outstanding following such set-off shall be payable in accordance with the terms thereof.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF RECIPIENT

In connection with the execution of this Agreement and the LLC Agreement, and the issuance of the Restricted Units acquired by Recipient, Recipient hereby represents and warrants to the Company that:

Section 2.1This Agreement and the LLC Agreement constitute the legal, valid and binding obligation of Recipient, enforceable in accordance with their respective terms, and the execution, delivery and performance of this Agreement and the LLC Agreement by Recipient, the performance of Recipient’s obligations under this Agreement and the LLC Agreement and the performance and consummation by Recipient of the transactions contemplated hereby and thereby, will not result in the breach of any of the terms or conditions of, or constitute a default under any agreement or arrangement Recipient has entered into with any or any judgment, order or decree to which Recipient is subject.

Section 2.2Recipient is not a party to or bound by  any  employment  agreement,  non-compete agreement or confidentiality agreement with any Person that would violate this Agreement. Except as may otherwise be acknowledged or permitted under this Agreement, Recipient owes no fiduciary or other similar duties to any of Recipient’s former employers or partners that may be breached by entering into this Agreement and the transactions contemplated hereby.

Section 2.3The Restricted Units to be acquired by Recipient pursuant to this Agreement will be acquired for Recipient’s individual account and not with a view to, or an intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and such Restricted Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

Section 2.4Any Transfer of Covered Units by Recipient is subject to the restrictions imposed by this Agreement and the LLC Agreement and it may not be possible for Recipient to Transfer any Covered Units. The Covered Units may also be subject to resale restrictions imposed by the securities laws of various states and may not be sold without compliance with such laws.

Section 2.5Recipient is sophisticated in financial matters and is able to evaluate the risks and benefits of investing in the Covered Units.

Section 2.6Recipient has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Units and has had full access to such other information concerning the Company as Recipient has requested.

Section 2.7Recipient is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities Exchange Commission.

Section 2.8Recipient has consulted with independent legal counsel regarding Recipient’s rights and obligations under this Agreement and fully understands the terms and conditions contained herein. Recipient has obtained advice from persons other than the Company and its counsel regarding the tax effects of the transactions contemplated hereby.

Section 2.9Recipient acknowledges that, if Recipient’s service on the Board is terminated at any time for any reason, the Company will have the right, but not the obligation, to purchase some or all of the Covered Units on the terms and conditions set forth in this Agreement and the LLC Agreement.

Section 2.10As an inducement to the Company to issue the Restricted Units to Recipient, and as a condition thereto, Recipient acknowledges and agrees that none of the issuance of such Restricted Units to Recipient, or any provision contained herein, shall entitle Recipient to remain on the Board of the Company or affect the right of the Company to terminate Recipient’s service on the Board at any time for any reason (subject to the LLC Agreement).

Recipient shall indemnify and hold the Company harmless for any costs, damages or harm resulting from any breach of the representations and warranties set forth in this Article 2, including without limitation reasonable attorney’s fees and costs of suit.

ARTICLE 3

RESTRICTIVE COVENANTS

Section 3.1Definitions. For purposes of this Article 3:

(a)The term “Business” means (a) sourcing, processing, manufacturing, packaging, distributing and selling coffee and related merchandise and apparel and designing, owning, operating, licensing and franchising coffee-based retail establishments, and (b) unless otherwise specifically provided in any other agreement between the Company and Recipient, any other businesses in which the Company or a Subsidiary is engaged in, or planned business for which the Company or a Subsidiary has taken affirmative steps to implement or launch, as of the time of the termination of the Service Term.

(b)The term “Company”  shall  be  deemed  to  include  the  Company  and  any  of  its Subsidiaries.

(c)The term “Confidential Information” shall mean any non-public information, in whatever form or medium, concerning the operations or affairs of the Business, including, but not limited to, (A) sales, sales volume, sales methods, sales proposals, business plans, advertising and marketing plans, strategic and long-range plans, and any information related to any of the foregoing, (B) customers, customer lists, prospective customers and customer records, (C) general price lists and prices charged to specific customers, (D) trade secrets, (E) financial statements, budgets and projections, (F) software owned or developed (or being developed) for use in or relating to the conduct of the Business, (G) the names, addresses and other contact information of all vendors and suppliers and prospective vendors and suppliers of the Business, and (H) all other confidential or proprietary information belonging to the Company or relating to the Business; provided, however, that Confidential Information shall not include (1) knowledge, data and information that is generally known or becomes known in the trade or industry of the Company (other than as a result of a breach of this Agreement or other agreement or instrument to which Recipient is bound), and (2) knowledge, data and information gained without a breach of this Agreement on a non-confidential basis from a person who is not legally prohibited from transmitting the information to Recipient.

(d)The term “Confidentiality Period” shall mean, (A) with respect to Confidential Information (other than trade secrets), during the term of the Service Term and for a period of one (1) year after termination of the Service Term, and (B) with respect to trade secrets, during the term of the Service Term and for such period thereafter as the information in question falls within the definition of trade secrets under prevailing law.

(e)The term “Prior Inventions” shall mean all inventions, original works of authorship, developments and improvements which were made by Recipient, alone or jointly with others, prior to Recipient’s employment, association or other engagement with the Company or any affiliate thereof. To preclude any possibility of uncertainty, Recipient has set forth on Exhibit C attached hereto a complete list of all Prior Inventions which Recipient considers to be Recipient’s property or the property of third parties and which Recipient wishes to have excluded from the scope of this Agreement. If disclosure of any such Prior Invention on Exhibit C would cause Recipient to violate any prior confidentiality agreement, Recipient understands that Recipient is not to list such Prior Invention in Exhibit C but is to inform the Company that all Prior Inventions have not been listed for that reason.

(f)The term “Restricted Period” shall mean the period beginning on the Effective Date, and ending on the date which is twenty-four (24) months after the end of the Service Term.

(g)The term “Restricted Territory” shall mean the geographic area consisting of the continental United States.

(h)The term “Service Term” shall mean the period during which Recipient is a member of the Board of Directors of the Company or otherwise provides services to the Company.

Section 3.2Acknowledgement. Recipient agrees and acknowledges that, to ensure that the Company retains its value and goodwill and customer and other business relationships, Recipient must not use any Confidential Information, special knowledge of the Business or the Company, or the Company’s relationships with its customers and employees, all of which Recipient will receive or gain access to through Recipient’s association with the Company, other than in furtherance of Recipient’s legitimate duties as a member of the Board of the Company. Recipient further acknowledges that:

(a)the Company is currently engaged in the Business;

(b)the Business is highly competitive and the services to be performed by Recipient for the Company are unique and national in nature;

(c)Recipient will occupy a position of trust and confidence with the Company and will acquire an intimate knowledge of Confidential Information and the Company’s relationships with its customers and employees;

(d)the agreements and covenants contained in this Article 3 are essential to protect the Company, the Confidential Information, the Company’s relationship with its customers and employees and the goodwill of the Business and are being entered into in consideration for the various rights being granted to Recipient under this Agreement;

(e)the Company would be irreparably damaged if Recipient were to disclose the Confidential Information or provide services to any person or entity in violation of the provisions of this Agreement;

(f)the scope and duration of the covenants set forth in this Article 3 are reasonably designed to protect a protectable interest of the Company and are not excessive in light of the circumstances; and

(g)Recipient has the means to support Recipient and Recipient’s dependents other than by engaging in activities prohibited by this Article 3.

(h)Except as otherwise set forth in this Article 3, the restrictive covenants in this Article 3 are supplemental to, and not in lieu of, the restrictive covenants contained in any other agreements between Recipient and the Company.

Section 3.3Confidential Information.

(a)Recipient acknowledges that Recipient will be entrusted with Confidential Information.

(b)During the Confidentiality Period, Recipient: (A) shall hold the Confidential Information in strictest confidence, take all reasonable precautions to prevent the inadvertent disclosure of the Confidential Information to any unauthorized person, and follow all the  Company’s policies protecting the Confidential Information; (B) shall not use, copy, divulge or otherwise disseminate or disclose any Confidential Information, or any portion thereof, to any unauthorized person; (C) shall not make, or permit or cause to be made, copies of the Confidential Information, except as necessary to carry out Recipient’s authorized duties for the Company; and (D) shall promptly and fully advise the Company of all facts known to Recipient concerning any actual or threatened unauthorized use or disclosure of which Recipient becomes aware.

(c)Recipient hereby assigns to the Company any rights Recipient may have or acquire in the Confidential Information, and recognizes that the Company shall be the sole owner of all copyrights, trade secret rights, and all other rights throughout the world (collectively, “Proprietary Rights”) in connection with such rights.

(d)If Recipient receives any subpoena or becomes subject to any legal obligation that might require Recipient to disclose Confidential Information, Recipient will provide prompt written notice of that fact to the Company unless otherwise prohibited by applicable law, enclosing a copy of the subpoena and any other documents describing the legal obligation. In the event that the Company objects to the disclosure of Confidential Information, by way of a motion to quash or otherwise, Recipient agrees to not disclose any Confidential Information while any such objection is pending.

(e)Recipient understands that the Company and its affiliates have and will receive from third parties confidential or proprietary information (“Third Party Information”) under a duty to maintain the confidentiality of such Third Party Information and to use it only for limited purposes. During the term of Recipient’s association with the Company and at all times after the termination of such association for any reason, Recipient will hold Third Party Information in strict confidence and will not disclose or use any Third Party Information unless expressly authorized by the Company in advance or as may be strictly necessary to perform Recipient’s obligations with the Company, subject to any agreements binding on the Company with respect to such Third Party Information.

(f)Recipient will not improperly use or disclose any confidential information or trade secrets, if any, of any person to whom Recipient has an obligation of confidentiality.

(g)Recipient is hereby notified that, pursuant to 18 USC § 1833(b), an individual may not be held criminally or civilly liable under any federal or state trade secret law for disclosure of a trade secret made: (i) in confidence to a government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; and/or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Additionally, an individual suing an employer for retaliation based on the reporting of a suspected violation of law may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and the individual does not disclose the trade secret except pursuant to court order.

Section 3.4Ownership of Inventions.

(a)Recipient hereby agrees that any and all inventions (whether or not an application for protection has been filed under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), Moral Rights (defined as any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country, or under any treaty), mask works, trademarks, trade names, trade dress, trade secrets, publicity rights, know-how, ideas (whether or not protected under trade secret laws), and all other subject matter protected under patent, copyright, Moral Right, mask work, trademark, trade secret, or other laws, that have been or are developed, generated or produced by Recipient, solely or jointly with others, at any time during the Service

Term, shall be the exclusive property of the Company, subject to the obligations of this Article 3 with respect to Confidential Information, and Recipient hereby forever waives and agrees never to assert against the Company, its successors or licensees any and all ownership, interest, Moral Rights or similar rights with respect thereto. Recipient hereby assigns to the Company all right, title and interest to the foregoing inventions, concepts, ideas and materials. This Section 3.4 does not apply to any invention of Recipient for which no equipment, supplies, facility or Confidential Information of the Company was used and that was developed entirely on Recipient’s own time, unless the invention (A) relates to (x) the Business or (y) the Company’s actual or demonstrably anticipated research or development, or (B) results from any work performed by Recipient for or on behalf of the Company. Recipient shall keep and maintain adequate and current written records of all inventions, concepts, ideas and materials made by Recipient (jointly or with others) during the Service Term. Such records shall remain the property of the Company at all times. Recipient shall promptly and fully disclose to the Company the nature and particulars of any inventions or research projects undertaken on the Company’s behalf.

(b)Unless the parties otherwise agree in writing, Recipient is under no obligation to incorporate any Prior Inventions in any of Company’s products or processes or other Company Invention. If, in the course of Recipient’s performance Recipient chooses to incorporate into any such Company product or process or other Company Invention any Prior Invention owned by Recipient or in which Recipient otherwise has an interest, Recipient grants the Company a non-exclusive, royalty free, irrevocable, perpetual, world-wide license to copy, reproduce, make and have made, modify and create derivative works of, use, sell and license such Prior Inventions and derivative works as part of or in connection with any such Company product or process or other Company Invention.

(c)During or subsequent to the Service Term, Recipient shall execute all papers, and otherwise provide assistance, at the Company’s request and expense, to enable the Company or its nominees to obtain and enforce all proprietary rights with respect to the Company Inventions (as defined below) in any and all countries. To that end, Recipient will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, defending, evidencing and enforcing any such proprietary rights, and the assignment of any or all of such proprietary rights. In addition, Recipient will execute, verify and deliver assignments of such rights to the Company or its designee. Recipient’s obligation to assist the Company with respect to such rights shall continue beyond the termination of Recipient’s association with the Company.

(d)If, after reasonable effort, the Company cannot secure Recipient’s signature on any document needed in connection with the actions specified in the preceding paragraph, Recipient irrevocably designates and appoints the Company and its duly authorized officers and agents as Recipient’s agent and attorney- in-fact, to act for and in Recipient’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Recipient.  The power of attorney set forth in this Section 3.4 is coupled with an interest, is irrevocable, and shall survive Recipient’s death, incompetence or incapacity and the termination of the Service Term. Recipient waives and quitclaims to the Company all claims of any nature whatsoever which Recipient now has or may in the future obtain for infringement of any Proprietary Rights assigned under this Agreement or otherwise to the Company.

(e)Recipient acknowledges that all original works of authorship which are made by Recipient (solely or jointly with others) during the course of the association with or performance of services for the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act and any successor statutes. Inventions assigned to the Company or as directed by the Company under this Agreement or otherwise are referred to as “Company Inventions”.

(f)Upon termination of the Service Term for any reason, or upon receipt of written request from the Company, Recipient shall immediately deliver to the Company all tangible and intangible property (including without limitation computers, computing devices, cell phones, memory devices and any other tangible item), drawings, notes, memoranda, specification, devices, notebooks, formulas and documents, together with all copies of any of the foregoing, and any other material containing, summarizing, referencing, or incorporating in any way or otherwise disclosing any Company Inventions, Third Party Information or Confidential Information of the Company or any of its affiliates.

Section 3.5Non-Competition; Investment Opportunities.

(a)During the Restricted Period, Recipient shall not, directly or indirectly, alone or in combination with any other individual or entity, engage in the Business or own (other than through the passive ownership of less than one percent (1%) of the publicly traded shares of any entity), operate, manage, control, or participate in an executive, managerial, strategic, or sales role, in any individual or entity (other than the Company) that engages in or proposes to engage in the Business in the United States or any other country in which Company conducts Business.

(b)During the period beginning on the date hereof and ending on the later of (x) the date of termination of the Service Term for any reason, and (y) the date on which Recipient (or any of his transferees) no longer owns, directly or indirectly, any equity interest in the Company, if Recipient learns of any investment opportunity in a business or any entity engaged the Business, Recipient shall present such investment opportunity to the Company.

(c)During the Restricted Period, Recipient shall not, directly or indirectly, alone or in combination with any other individual or entity, seek to acquire any interest, whether in the form of debt, equity or any convertible interest, and whether controlling, minority or otherwise, in any business or entity conducting or proposing to conduct the Business or other similar or related asset or business that is identified on any acquisition pipeline list which was made available to Recipient during the Service Term.

Section 3.6Non-Solicitation.

(a)During the Restricted Period, Recipient shall not (other than in furtherance of Recipient’s legitimate duties on behalf of the Company), directly or indirectly, on Recipient’s own behalf or for any other person or entity:

(i)solicit for employment or hire, or attempt to solicit for employment or hire, any person who is or was employed by the Company or any of its Affiliates at any time within six (6) months prior to the solicitation or hire (the “Restricted Personnel”);

(ii)employ or hire any Restricted Personnel;

(iii)otherwise interfere with the relationship between any Restricted Personnel and the Company.

(b)During the Restricted Period, Recipient shall not (other than in furtherance of Recipient’s legitimate duties on behalf of the Company), directly or indirectly, on Recipient’s own behalf or for any other person or entity:

(i)solicit any customer of the Company with whom Recipient interacted during the last two (2) years of the Service Term in an effort to further a business relationship with the Company (“Restricted Customer”); or

(ii)otherwise interfere with the relationship between any Restricted Customer and the Company.

Notwithstanding the foregoing, Recipient shall not be prohibited from soliciting any person or entity for the purpose of selling such person or entity products or services wholly unrelated to the Business so long as Recipient complies in all respects with Sections 3.3 and 3.5(a) of this Agreement.

Section 3.7Non-Disparagement. Recipient agrees not to make any oral or written statement that disparages or places the Company or any of its respective officers, employees, products or services, in a false or negative light; provided, however, that nothing herein shall prevent Recipient from truthfully responding to a lawful subpoena or complying with any other legal obligation, making good faith reports to governing regulatory bodies or authorities, or communicating inside the Company consistent with legitimate business needs.

Section 3.8Change in Control. Recipient hereby acknowledges and agrees that if a Change in Control is consummated during the Service Term by the Company, and in connection with such Change in Control the acquirer requires, prior to or at the time of the closing of such transaction, that Recipient becomes bound by any non-competition, non-solicitation or similar restrictive covenants, Recipient shall agree to become bound by such restrictive covenants, provided that the duration of such restrictive covenants shall not exceed four (4) years following the date of such Change in Control, and the territory covered by any non-compete covenant shall not include any territory outside North America.

Section 3.9Blue Pencil. If any court of competent jurisdiction shall deem any provision in this Article 3 too restrictive, the other provisions shall stand, and the court shall modify the unduly restrictive provision to the point of greatest restriction permissible by law.

Section 3.10Survival of Restrictive Covenants. If this Agreement is terminated for any reason, Recipient acknowledges and agrees that the restrictive covenants set forth in this Article 3 or in any other agreement between the Company or any subsidiary thereof and Recipient containing restrictive covenants against Recipient in favor of the Company or any subsidiary thereof (the “Restrictive Covenants”) shall survive the termination of this Agreement and Recipient shall continue to be bound by the terms of this Article 3 as if this Agreement was still in effect.

Section 3.11Equitable Relief. The Company and Recipient agree that damages will accrue to the Company by reason of Recipient’s failure to observe any of the Restrictive Covenants. Therefore, if the Company shall institute any action or proceeding to enforce such provisions, Recipient waives the claim or defense that there is an adequate remedy at law and agrees in any such action or proceeding not to (i) interpose the claim or defense that such remedy exists at law, or (ii) require the Company to show that monetary damages cannot be measured or to post any bond. Without limiting any other remedies that may be available to the Company, Recipient hereby specifically affirms the appropriateness of injunctive or other equitable relief in any such action. Recipient also acknowledges that the remedies afforded the Company pursuant to this Section 3.11 are not exclusive, nor shall they preclude the Company from seeking or receiving any other relief, including without limitation, any form of monetary or other equitable relief. Upon the reasonable request by the Company, Recipient shall provide reasonable assurances and evidence of compliance with the Restrictive Covenants.

ARTICLE 4

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the LLC Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Board” means the Board of Directors of the Company.

“Board Determined Cause Event” has the meaning as set forth in the LLC Agreement.

“Cause” means any item or action that would constitute “Cause” under either the definition of “Cause” in the Plan or the definition of Cause in the LLC Agreement.

“Change in Control” has the meaning set forth in the Plan.

“Cost” means, with respect to any Investor Unit, the actual consideration, if any, paid by Recipient to the Company in exchange for the issuance of such Investor Unit.

“Fair Market Value” has the meaning as set forth in the LLC Agreement.

“Investor Unit” means any Units issued to Recipient (or Recipient’s Affiliates) by the Company in exchange for cash or other assets (but not services) contributed by Recipient (or Recipient’s Affiliates) to the Company. Investor Units shall not include any Restricted Units.

“LLC Agreement” means that certain Limited Liability Company Agreement of the Company, effective as of July 19, 2018, and as such agreement may be subsequently amended in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Transfer” means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means, voluntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

ARTICLE 5

MISCELLANEOUS

Section 5.1Notices. Any notices, consents or other communications required to be sent or given hereunder by any of the parties hereto shall in every case be in writing and shall be deemed properly served if and when (a) delivered by hand, (b) transmitted by facsimile or other means of electronic delivery, with confirmation of transmission, or (c) delivered by Federal Express or other express overnight delivery service, or registered or certified mail, return receipt requested, to the parties at the addresses as set forth below or at such other addresses as may be furnished in writing:

To the Company:

Authentic Brands LLC

1144 South 500 West

Salt Lake City, Utah 84101

Attention: Evan Hafer

Telephone: 206.850.0873

Facsimile:

E-mail: evan@blackriflecoffee.com

with copies to:

New Coffee Holdings, LLC

c/o Sterling Partners

401 N. Michigan Avenue, 33rd Floor

Chicago, Illinois 60601-1003

Attention: Office of the General Counsel

Telephone: 312.465.7064

E-mail: aepstein@sterlingpartners.com

and:

Baker Hostetler LLP

191 North Wacker Drive

Suite 3100 Chicago, Illinois 60606

Attention: Adam Skilken

Telephone: 312.416.6232

E-mail: askilken@bakerlaw.com

To Recipient: to the address listed on the signature page.

or to such other person or address as any party shall specify by notice in writing to the other party. The date of service of such notice shall be deemed to be: (x) the date such notice is delivered by hand, facsimile or other electronic means, (y) one business day following the delivery by express overnight delivery service, or (z) three business days after the date of mailing if sent by certified or registered mail.

Section 5.2Counterparts; Electronic Signatures.  This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other means of electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 5.3Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by Recipient without the prior written consent of the Company. The Company may assign this Agreement and its rights and obligations hereunder.

Section 5.4No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The section and caption headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

Section 5.5Amendment, Modification and Waiver; Entire Agreement.  This Agreement, the exhibits, schedules and other documents referred to herein set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supersede all prior discussions, understandings, agreements and representations and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. This Agreement may be modified only by subsequent instruments signed by the parties hereto. Any failure of the Company to comply with any term or provision of this Agreement may be waived in writing by Recipient, and any failure of Recipient to comply with any term or provision of this Agreement may be waived in writing by the Company, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with any term or provision of this Agreement.

Section 5.6Governing Law; Jurisdiction of Courts; Waiver of Jury Trial.

(a)Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with (i) with respect to Articles 1 and 2, and Articles 4 and 5 to the extent related to Articles 1 and 2, the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware, and (ii) with respect to Article 3, and Articles 4 and 5 to the extent related to Article 3, the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Utah.

(b)Arbitration. Any controversy, claim or proceeding arising out of or relating to this Agreement will be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and in accordance with the provisions of this Section 5.6. The provisions of this Section 5.6 shall control over the commercial arbitration rules of the American Arbitration Association. Any arbitration will be conducted in Salt Lake City, Utah. The arbitrator(s)’ decision shall be final, binding and enforceable in a court of competent jurisdiction. Any such arbitration shall be treated as confidential by all parties thereto, except as otherwise provided by law or as otherwise necessary to enforce any judgment or order issued by the arbitrator(s). Notwithstanding the foregoing, the terms of this Agreement shall not preclude any party from seeking, or a court of competent jurisdiction from granting, a temporary restraining order, temporary, preliminary or permanent injunction, specific performance or other equitable relief for any breach of this Agreement.

(c)WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW   THAT   CANNOT   BE   WAIVED,   EACH   PARTY   HEREBY   IRREVOCABLY   WAIVES,   AND

COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.6 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 5.7Tax Matters.  Recipient acknowledges that no representative or agent of the Company or any of its Subsidiaries has provided Recipient with any tax advice of any nature, and Recipient has consulted with Recipient’s own legal, tax and financial advisor(s) as to tax and related matters concerning this Agreement and the LLC Agreement.

Section 5.8LLC Agreement; The Plan. The parties expressly acknowledge and agree that certain provisions of the LLC Agreement are incorporated herein by reference, or by their terms otherwise apply hereto, and further agree that such provisions shall be given full effect in interpreting and enforcing this Agreement. In the event of any inconsistency between this Agreement and the LLC Agreement, this Agreement shall control. The Restricted Units are granted pursuant to the Plan, and the Restricted Units and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Units Agreement effective as of the Grant Date.

AUTHENTIC BRANDS LLC

/s/ Evan Hafer
By:	Evan Hafer
Its:	Chief Executive Officer and President

PARTICIPANT:

Tom Davin

Address:
9 Cherry Hill Lane
Newport Beach 92660
Phone:
Email:

Signature Page to Restricted Units Agreement

IN WITNESS WHEREOF, the parties have executed this Restricted Units Agreement effective as of the Grant Date.

AUTHENTIC BRANDS LLC

By:	Evan Hafer
Its:	Chief Executive Officer and President

PARTICIPANT:

/s/ Tom Davin
Tom Davin

Address:
9 Cherry Hill Lane
Newport Beach 92660
Phone:	949-633-9322
Email:	tdavin@me.com

EXHIBIT A

Joinder to Second Amended and Restated Limited Liability Company Agreement

This Joinder to Limited Liability Company Agreement (this “Joinder”) is effective as of                             , 2018 by Authentic  Brands LLC, a Delaware limited liability company (the “Company”), and Tom Davin (the “Additional Member”).

BACKGROUND

The Company and all of its Members are parties to that certain Limited Liability Company Agreement of the Company, effective as of July 19, 2018, as amended, a copy of which has been provided to the Additional Member and by this reference is made a part hereof (as amended to date and as may be amended from time to time hereafter, the “LLC Agreement”), which LLC Agreement sets forth certain rights, obligations and restrictions with respect to the ownership and transfer of membership interests in the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the LLC Agreement.

The Additional Member was granted 2,500 Incentive Units in the Company (the “Interest”) on the date hereof, pursuant to that certain Restricted Units Agreement.

The Additional Member and the Company desire that, upon the execution of this Joinder, effective as of the date hereof, the Additional Member shall be included as a “Member” and the Additional Member shall agree to be bound by all of the provisions of the LLC Agreement as a Member.

WITNESSETH

NOW, THEREFORE, in consideration of and as a material inducement to the Company’s agreement to allow the issuance of the Interest to the Additional Member, and intending to be legally bound hereby, the parties hereto agree as follows:

1.The Additional Member acknowledges his receipt and understanding of the LLC Agreement and the parties hereto hereby irrevocably agree that, as of the date hereof, such Additional Member shall be bound by and shall be a party to the LLC Agreement in accordance with its terms and provisions, and the Additional Member shall be deemed for all purposes to be a “Member” and shall be bound by all of the provisions of the LLC Agreement as a Member.

2.The Company shall amend its books and records to reflect the admission of the Additional Member as a Member.

3.This Joinder shall be binding upon any assignee, transferee, heir or assign of the Additional Member.

4.This Joinder may be executed in multiple counterparts, each of which shall constitute an original and all of which shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the LLC Agreement effective as of the day and year first above written.

AUTHENTIC BRANDS LLC

By:	Evan Hafer
Its:	Chief Executive Officer and President

ADDITIONAL MEMBER:

Tom Davin

EXHIBIT B

ELECTION TO INCLUDE MEMBERSHIP

INTEREST IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On                             ,2018,  the  undersigned  acquired  2,500  Incentive  Units  (the  “Units”)  in  Authentic Brands LLC, a Delaware limited liability company (the “Company”).  The Units are subject to certain restrictions pursuant to that certain Restricted Units Agreement by and between the undersigned and the Company, dated as of                             , 2018, and that certain Limited Liability Company Agreement of the Company, effective as of July 19, 2018 (the “LLC Agreement”).

Pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units, to report as taxable income for the calendar year 2017 the excess (if any) of the value of the Units on                             , 2018, over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

1.The name, address and social security number of the undersigned:

Name:  Tom Davin

Address: 9 Cherry Hill Lane, Newport Beach 92660

SSN: 169465509

2.A description of the property with respect to which the election is being made: 2,500 Units.

3.The date on which the Units were transferred:                             , 2018

4.The taxable year for which such election is made: 2018.

5.The restrictions to which the property is subject: in accordance with the terms of the Restricted Units Agreement, the Units are subject to time-vesting and transfer restrictions. Each of the Units is subject to forfeiture in accordance with the terms of the Restricted Units Agreement and the LLC Agreement. All of the Units are subject to the repurchase provisions in the Restricted Units Agreement and the LLC Agreement.

6.The fair market value on                             , 2018 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.

7.The amount paid for such property: $0.

A copy of this election is being furnished to the Company pursuant to Treasury Regulation § 1.83-2(e)(7).

[signature page follows]

Dated: , 2018

Tom Davin

EXHIBIT C

Prior Inventions

None.